UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2011

(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 7.01  Regulation FD Disclosure.

On March 1, 2011, Ceradyne, Inc. issued a press release announcing a three-year contract award to Boron Products, LLC, a wholly owned subsidiary of Ceradyne, Inc., of approximately $18.3 million for the supply of B-10 enriched zirconium diboride (ZrB2) to Westinghouse Electric Company-Nuclear Fuels Division (WEC) for nuclear fuel applications. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 3, 2011, Ceradyne, Inc. issued a press release announcing that it has received a delivery order for approximately $56.6 million for ESAPI (Enhanced Small Arms Protective Insert) ceramic body armor plates. A copy of this press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit Number	Description
	99.1	Press release of Ceradyne, Inc. dated March 1, 2011.
	99.2	Press release of Ceradyne, Inc. dated March 3, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
March 4, 2011	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated March 1, 2011.
99.2	Press release of Ceradyne, Inc. dated March 3, 2011.

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